Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Fiesta Restaurant Group, Inc. Reports Second Quarter 2015 Results

ADDISON, Texas - (Business Wire) - July 30, 2015 - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast-casual restaurant brands, today reported results for the second quarter 2015, which ended on June 28, 2015.

Highlights of the second quarter 2015 results as compared to the second quarter 2014 include:

•	Total revenues increased 11.5% to $171.9 million;

•	Comparable restaurant sales increased 4.3% and comparable guest traffic decreased 0.2% at Pollo Tropical;

•	Comparable restaurant sales increased 5.6% and comparable guest traffic increased 1.0% at Taco Cabana;

•	Net income increased 20.8% to $11.2 million;

•	Earnings per diluted share increased 20.0% to $0.42; and

•	Seven Company-owned and -operated restaurants were opened, including one Taco Cabana and six Pollo Tropical restaurants. Two Company-owned Taco Cabana restaurants were closed.

Fiesta President and Chief Executive Officer Tim Taft commented, “We extended our track record of generating stronger year-over-year results in each successive quarter since the May 2012 spin-off, with continued, strong performance during the recent three-month period. Double-digit top-line growth and robust improvement in restaurant-level profitability resulted in a 20% increase in diluted EPS on top of a 67% gain in the same period last year that we believe demonstrates Fiesta’s ongoing ability to deliver exceptional operational and financial results.”

Taft added, “As we expected, sales at Pollo Tropical accelerated in July with comparable restaurant sales growth of 6.4%, as we believe the impact of healthcare enrollment and related premiums in south Florida dissipated. The improved results at Taco Cabana are also gratifying.”

Second Quarter 2015 Financial Review

Consolidated Results

Total revenues increased 11.5% to $171.9 million from $154.2 million compared to the prior year period, due primarily to 21 net Company-owned restaurant openings as well as comparable restaurant sales growth of 4.3% at Pollo Tropical and 5.6% at Taco Cabana. Pollo Tropical has generated comparable restaurant sales growth for 23 consecutive quarters while Taco Cabana has generated comparable restaurant sales growth for 19 of the past 20 quarters and for six consecutive quarters.

Cost of sales as a percentage of restaurant sales improved 20 basis points compared to the prior year period as price increases, supply chain management initiatives and favorable sales mix related to the implementation of new menu boards at Taco Cabana earlier this year were partially offset by commodity cost increases.

Restaurant wages and related expenses as a percentage of restaurant sales improved 80 basis points compared to the prior year period, due primarily to the favorable impact of sales increases on fixed costs, partially offset by higher labor costs at new Company-owned restaurants.

General and administrative expenses increased $1.5 million to $13.6 million compared to the prior year period due primarily to continued investments in human capital and training to support the ongoing Pollo Tropical expansion effort in new markets. As a percentage of revenues, general and administrative expenses were consistent with the prior year period.

Other income of $142,000 reflected expected business interruption insurance proceeds for a Pollo Tropical restaurant location that was temporarily closed due to a fire.

Interest expense decreased $0.2 million to $0.4 million compared to the prior year period, due primarily to lower borrowing rates as well as higher capitalized interest in 2015.

The estimated annual effective tax rate of 38.3% is consistent with the prior year period.

Net income increased to $11.2 million, or $0.42 per diluted share, compared to a net income of $9.3 million, or $0.35 per diluted share in the prior year period.

Brand Results

Pollo Tropical restaurant sales increased 19.0% to $89.6 million compared to the prior year period due to 24 net Company-owned restaurant openings and a comparable restaurant sales increase of 4.3%. The growth in comparable restaurant sales resulted from a 4.5% increase in average check, slightly offset by a 0.2% decrease in comparable guest traffic, and is inclusive of more than 1% in estimated comparable restaurant sales cannibalization, primarily due to new restaurant development in the brand’s highest volume South Florida markets. Average check was primarily driven by menu price increases that positively impacted restaurant sales by 5.4%. This is the 23rd consecutive quarter the brand has delivered comparable restaurant sales growth. On a two-year basis, quarterly comparable restaurant sales grew 11.0%. Adjusted EBITDA for Pollo Tropical, a non-GAAP financial measure, increased 18.2% to $15.9 million compared to the prior year period (see non-GAAP reconciliation table below).

Taco Cabana restaurant sales increased 4.4% to $81.7 million compared to the prior year period due to a 5.6% increase in comparable restaurant sales, net of restaurant closures. The increase in comparable restaurant sales resulted from a 4.6% increase in average check along with a 1.0% increase in comparable guest traffic. Average check was driven by menu price increases that positively impacted restaurant sales by 2.9% and a favorable shift in sales mix due to the new menu board implementation earlier this year. This is the sixth consecutive quarter and 19 out of the past 20 quarters the brand has delivered comparable restaurant sales growth. On a two-year basis, quarterly comparable restaurant sales grew 8.4%. Adjusted EBITDA for Taco Cabana, a non-GAAP financial measure, increased 24.8% to $11.1 million compared to the prior year period (see non-GAAP reconciliation table below).

Restaurant Development

During the second quarter 2015, Fiesta opened six Company-owned and -operated Pollo Tropical restaurants in Florida and Texas, one Company-owned and -operated Taco Cabana restaurant in Texas, and closed two Company-owned and -operated Taco Cabana restaurants in Texas.

As of June 28, 2015, the Company owned and operated 136 Pollo Tropical restaurants and 163 Taco Cabana restaurants (including two Cabana Grill® restaurants) and franchised 35 Pollo Tropical restaurants in the U.S., Puerto Rico, the Bahamas, Ecuador, Guatemala, Honduras, Panama, Trinidad & Tobago and Venezuela and six Taco Cabana restaurants in the U.S.

Investor Conference Call Today

Fiesta will host a conference call to review second quarter 2015 results today at 4:30 p.m. ET. Hosting the call will be President and Chief Executive Officer Tim Taft and Senior Vice President and Chief Financial Officer Lynn Schweinfurth.

The conference call can be accessed live over the phone domestically at 877-407-0789 or internationally at 201-689-8562. A replay will be available after the call until Thursday, August 6, 2015, and can be accessed domestically by dialing 877-870-5176 or for internationally at 858-384-5517. The passcode is 13613707.

The conference call will also be webcast live from the corporate website at www.frgi.com, under the investor relations section. A replay of the webcast will be available through the corporate website shortly after the call has concluded.

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical and Taco Cabana restaurant brands. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique Caribbean and Mexican inspired flavors with broad appeal at a compelling value. The brands feature made-from-scratch cooking, fresh salsa bars, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," "intends" or similar expressions. In addition, expressions of Fiesta's strategies, intentions or plans, are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta's control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta's filings with the Securities and Exchange Commission.

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 28, 2015 AND JUNE 29, 2014
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	Three months ended (a)		Six months ended (a)
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Revenues:
Restaurant sales	$171,268	$153,515	$334,326	$298,340
Franchise royalty revenues and fees	632	670	1,449	1,281
Total revenues	171,900	154,185	335,775	299,621
Costs and expenses:
Cost of sales	54,223	48,960	105,346	94,489
Restaurant wages and related expenses (b)	42,383	39,116	82,973	75,622
Restaurant rent expense	8,048	7,374	16,055	14,578
Other restaurant operating expenses	21,362	19,466	41,221	37,351
Advertising expense	5,144	4,676	10,698	10,095
General and administrative expenses (b)	13,624	12,132	27,388	24,283
Depreciation and amortization	7,401	5,578	14,248	10,923
Pre-opening costs	1,211	1,188	2,162	1,871
Impairment and other lease charges	—	32	94	17
Other (income) expense (c)	(142)	—	(514)	(6)
Total operating expenses	153,254	138,522	299,671	269,223
Income from operations	18,646	15,663	36,104	30,398
Interest expense	414	568	852	1,171
Income before income taxes	18,232	15,095	35,252	29,227
Provision for income taxes	6,983	5,781	13,502	11,194
Net income	$11,249	$9,314	$21,750	$18,033
Basic net income per share	$0.42	$0.35	$0.81	$0.67
Diluted net income per share	$0.42	$0.35	$0.81	$0.67
Basic weighted average common shares outstanding	26,490,673	26,271,116	26,462,919	26,236,432
Diluted weighted average common shares outstanding	26,497,658	26,271,116	26,470,130	26,236,713

(a) The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three and six month periods ended June 28, 2015 and June 29, 2014 each included 13 and 26 weeks, respectively.

(b) Restaurant wages and related expenses include stock-based compensation expense of $40 and $21 for the three month periods ended June 28, 2015 and June 29, 2014, respectively, and $107 and $30 for the six month periods ended June 28, 2015 and June 29, 2014, respectively. General and administrative expenses include stock-based compensation expense of $1,055 and $1,058 for the three month periods ended June 28, 2015 and June 29, 2014, respectively, and $1,929 and $1,770 for the six month periods ended June 28, 2015 and June 29, 2014, respectively.

(c) Other (income) expense for the three months ended June 28, 2015 primarily includes expected business interruption insurance proceeds related to a Pollo Tropical location that was temporarily closed due to a fire.

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	June 28, 2015	December 28, 2014

Assets
Cash	$5,519	$5,087
Other current assets	23,778	23,018
Property and equipment, net	218,589	191,371
Goodwill	123,484	123,484
Deferred income taxes	11,055	11,055
Deferred financing costs, net	1,079	1,233
Other assets	2,696	2,708
Total assets	$386,200	$357,956

Liabilities and Stockholders' Equity
Current liabilities	$38,696	$39,423
Long-term debt, net of current portion	72,264	67,264
Lease financing obligations	1,662	1,660
Deferred income sale-leaseback of real estate	31,899	34,079
Other liabilities	17,290	15,943
Total liabilities	161,811	158,369
Stockholders' equity	224,389	199,587
Total liabilities and stockholders' equity	$386,200	$357,956

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	(unaudited)		(unaudited)
	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Segment revenues:
Pollo Tropical	$90,046	$75,795	$177,616	$147,639
Taco Cabana	81,854	78,390	158,159	151,982
Total revenues	$171,900	$154,185	$335,775	$299,621

Change in comparable restaurant sales (a):
Pollo Tropical	4.3%	6.7%	5.4%	6.5%
Taco Cabana	5.6%	2.8%	4.7%	1.8%

Average sales per Company-owned restaurant (b):
Pollo Tropical
Comparable restaurants (c)	$729	$734	$1,466	$1,449
New restaurants	498	523	1,006	1,020
Total company-owned	672	697	1,358	1,379
Taco Cabana
Comparable restaurants (c)	$504	$474	$966	$923
New restaurants	355	423	695	822
Total company-owned	499	472	957	917

Income before income taxes:
Pollo Tropical	$10,908	$9,888	$22,498	$20,384
Taco Cabana	7,324	5,207	12,754	8,843

Adjusted EBITDA (d):
Pollo Tropical	$15,862	$13,425	$31,873	$27,102
Taco Cabana	11,138	8,927	20,095	16,030

Restaurant-Level Adjusted EBITDA (d):
Pollo Tropical	$23,623	$19,724	$47,151	$39,334
Taco Cabana	16,525	14,220	30,989	26,901

(a) Restaurants are included in comparable restaurant sales after they have been open for 18 months.

(b) Average sales for total Company-owned restaurants are derived by dividing restaurant sales for such period for the applicable segment by the average number of open restaurants for the applicable segment for such period.

(c) Average sales for comparable Company-owned restaurants are derived by dividing comparable restaurant sales for such period for the applicable segment by the average number of comparable restaurants for the applicable segment for such period.

(d) Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP financial measures. Please see the reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA to net income in the table titled "Supplemental Non-GAAP Information" on the last page of this release.

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental data for the periods indicated:

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Company-owned restaurant openings:
Pollo Tropical	6	6	12	10
Taco Cabana	1	1	1	1
Total new restaurant openings	7	7	13	11

Company-owned restaurant closings:
Pollo Tropical	—	—	—	—
Taco Cabana	(2)	—	(5)	—
Net change in restaurants	5	7	8	11

Number of Company-owned restaurants:
Pollo Tropical	136	112	136	112
Taco Cabana	163	166	163	166
Total Company-owned restaurants	299	278	299	278

Number of franchised restaurants:
Pollo Tropical	35	35	35	35
Taco Cabana	6	7	6	7
Total franchised restaurants	41	42	41	42

Total number of restaurants:
Pollo Tropical	171	147	171	147
Taco Cabana	169	173	169	173
Total restaurants	340	320	340	320

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	Three months ended
	June 28, 2015		June 29, 2014
		(a)		(a)
Pollo Tropical:
Restaurant sales	$89,569		$75,253
Cost of sales	30,094	33.6%	24,983	33.2%
Restaurant wages and related expenses	19,251	21.5%	16,423	21.8%
Restaurant rent expense	3,820	4.3%	3,071	4.1%
Other restaurant operating expenses	10,893	12.2%	9,422	12.5%
Advertising expense	1,904	2.1%	1,639	2.2%
Depreciation and amortization	4,340	4.8%	2,750	3.7%
Pre-opening costs	1,144	1.3%	968	1.3%
Impairment and other lease charges	—	—%	(31)	—%

Taco Cabana:
Restaurant sales	$81,699		$78,262
Cost of sales	24,129	29.5%	23,977	30.6%
Restaurant wages and related expenses	23,132	28.3%	22,693	29.0%
Restaurant rent expense	4,228	5.2%	4,303	5.5%
Other restaurant operating expenses	10,469	12.8%	10,044	12.8%
Advertising expense	3,240	4.0%	3,037	3.9%
Depreciation and amortization	3,061	3.7%	2,828	3.6%
Pre-opening costs	67	0.1%	220	0.3%
Impairment and other lease charges	—	—%	63	0.1%

	Six months ended
	June 28, 2015		June 29, 2014
		(a)		(a)
Pollo Tropical:
Restaurant sales	$176,458		$146,609
Cost of sales	58,633	33.2%	48,212	32.9%
Restaurant wages and related expenses	38,005	21.5%	31,688	21.6%
Restaurant rent expense	7,469	4.2%	5,988	4.1%
Other restaurant operating expenses	20,982	11.9%	17,799	12.1%
Advertising expense	4,262	2.4%	3,601	2.5%
Depreciation and amortization	8,079	4.6%	5,327	3.6%
Pre-opening costs	2,014	1.1%	1,501	1.0%
Impairment and other lease charges	—	—%	(70)	—%

Taco Cabana:
Restaurant sales	$157,868		$151,731
Cost of sales	46,713	29.6%	46,277	30.5%
Restaurant wages and related expenses	44,968	28.5%	43,934	29.0%
Restaurant rent expense	8,586	5.4%	8,590	5.7%
Other restaurant operating expenses	20,239	12.8%	19,552	12.9%
Advertising expense	6,436	4.1%	6,494	4.3%
Depreciation and amortization	6,169	3.9%	5,596	3.7%
Pre-opening costs	148	0.1%	370	0.2%
Impairment and other lease charges	94	0.1%	87	0.1%

(a) Percent of restaurant sales for the applicable segment.

FIESTA RESTAURANT GROUP, INC.
Supplemental Non-GAAP Information
The following table sets forth certain unaudited supplemental financial data for the periods indicated
(In thousands):

Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP financial measures. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairment and other lease charges, stock-based compensation expense and other income and expense. Adjusted EBITDA for each of our segments includes an allocation of general and administrative expenses associated with administrative support for executive management, information systems and certain accounting, legal, supply chain, development and other administrative functions. Restaurant-Level Adjusted EBITDA is defined as Adjusted EBITDA excluding franchise royalty revenues and fees, pre-opening costs and general and administrative expenses (including corporate-level general and administrative expenses).

Adjusted EBITDA for each of our segments is a measure of segment profit or loss used by our chief operating decision maker for purposes of allocating resources to our segments and assessing their performance. In addition, management believes that Adjusted EBITDA and Restaurant-Level Adjusted EBITDA, when viewed with our results of operations calculated in accordance with GAAP and our reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA to net income (i) provide useful information about our operating performance and period-over-period growth, (ii) provide additional information that is useful for evaluating the operating performance of our business, and (iii) permit investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced. However, such measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity. Also these measures may not be comparable to similarly titled captions of other companies.

	(unaudited)		(unaudited)
	Three months ended		Six months ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Restaurant-Level Adjusted EBITDA:
Pollo Tropical	$23,623	$19,724	$47,151	$39,334
Taco Cabana	16,525	14,220	30,989	26,901
Consolidated	40,148	33,944	78,140	66,235
Add:
Franchise royalty revenue and fees	632	670	1,449	1,281
Less:
Pre-opening costs	1,211	1,188	2,162	1,871
General and administrative (excluding stock-based compensation expense of $1,055, $1,058, $1,929 and $1,770, respectively)	12,569	11,074	25,459	22,513
Adjusted EBITDA:
Pollo Tropical	15,862	13,425	31,873	27,102
Taco Cabana	11,138	8,927	20,095	16,030
Consolidated	27,000	22,352	51,968	43,132
Less:
Depreciation and amortization	7,401	5,578	14,248	10,923
Impairment and other lease charges	—	32	94	17
Interest expense	414	568	852	1,171
Provision for income taxes	6,983	5,781	13,502	11,194
Stock-based compensation expense	1,095	1,079	2,036	1,800
Other (income) expense	(142)	—	(514)	(6)
Net income	$11,249	$9,314	$21,750	$18,033